     Exhibit 99.1

Investor and Media Inquiries:
Chris Kettmann
773-497-7575
ckettmann@lincolnchurchilladvisors.com

Priority Technology Holdings, Inc. Announces Leadership Promotions

ALPHARETTA, Ga.--Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority”), a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, promoted the following into new leadership positions:

•	Anthony Bonventre, Executive Vice President of Operations

•	Ranjana Ram, Head of M&A and Strategic Initiatives

•	Pamela Tefft, Corporate Controller and Chief Accounting Officer

“Our management team is among the best in our industry and these leaders deliver great results every day to our customers, partners and internal teams by remaining focused on our core values and strategic mission,” said Thomas Priore, Executive Chairman and CEO of Priority. “These leaders have greatly contributed to the success of our organization and I look forward to working with them in the future as Priority continues to grow and execute its strategy.”

About Priority Technology Holdings, Inc.

Priority is a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, offering unique product and service capabilities to its merchant network and distribution partners. Priority’s enterprise operates from a purpose-built business platform that includes tailored customer service offerings and bespoke technology development, allowing the Company to provide end-to-end solutions for payment and payment-adjacent opportunities. Additional information can be found at www.PRTH.com.

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